UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Digital Angel Corporation (“Digital Angel”), a majority-owned subsidiary of Applied Digital Solutions, Inc., entered into a 10.25% Senior Secured Debenture (the “Debenture”) and corresponding Securities Purchase Agreement (the “Purchase Agreement”) with Imperium Master Fund, Ltd. (“Investor”) dated effective February 6, 2007. In connection with the Purchase Agreement, Digital Angel entered into other related agreements. The Purchase Agreement and other related agreements are described in more detail in Item 2.03 below.

The proceeds of the Debenture will be used by Digital Angel to fund a portion of the McMurdo Ltd. marine electronics business acquisition by its subsidiary, Signature Industries Limited, and to invest in the continued growth of Digital Angel’s business.

Section 2 - Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2007, Digital Angel entered into the Purchase Agreement with the Investor, whereby Digital Angel sold to Investor a 10.25% Senior Secured Debenture in the original principal amount of $6,000,000 and a five-year warrant to purchase 699,600 shares of Digital Angel’s common stock (the “Warrant”).

The Debenture matures on February 6, 2010 (the “Maturity Date”), and Digital Angel is obligated to make monthly payments of principal and interest beginning on June 1, 2007 (the “Monthly Payments”). Digital Angel has the option, but not the obligation, to make the Monthly Payments, or a portion of the Monthly Payments, in Digital Angel’s common stock (at 92% of the then current market price (“Payment Shares”)) upon the satisfaction of certain conditions. The Monthly Payments shall equal the sum of the (i) lesser of (x) 3.333% of the original principal amount of Debenture and (y) the then total remaining unpaid principal of the Debenture plus (ii) the accrued and unpaid interest (including default interest (if any)) (the “Interest”) on this Debenture up to but not including the date of such payment. Notwithstanding the foregoing, the outstanding principal amount of this Debenture plus all Interest hereon, plus all other amounts due hereunder shall be paid in full on the Maturity Date.

If an event of default or a change of control occurs, Investor has the right to require Digital Angel to redeem the Debenture for a cash amount equal to 110% of the outstanding principal plus interest.

The Warrant has an initial exercise price of $2.973 per share and contains certain anti-dilution adjustments and other adjustments in the event of a change of control or an event of default. The closing price of Digital Angel’s common stock on February 6, 2007, the date the Warrant was issued, was $2.68 per share.

Under the Registration Rights Agreement dated February 6, 2007 between Digital Angel and the Investor (the “Registration Agreement”), Digital Angel is obligated to register for resale shares sufficient to cover the estimated Payment Shares and shares underlying the Warrant. If Digital Angel does not comply with certain timing provisions, Digital Angel is obligated to pay Investor a default payment equal to 1% of the aggregate purchase price of the Debenture and Warrant for each month the default is not cured, capped at 9%.

In connection with the Debenture, Digital Angel and its direct subsidiaries (the “Subsidiaries”) entered into a Security Agreement, whereby Investor was granted a security interest in certain assets and properties of Digital Angel and the Subsidiaries. In addition, the Subsidiaries entered into a Subsidiary Guarantee, under which the Subsidiaries guaranteed Digital Angel’s obligations.

The foregoing descriptions of the Purchase Agreement, Debenture, Warrant, Registration Agreement, Security Agreement and Subsidiary Guarantee do not purport to be complete and are qualified in their entirety by the agreements, which are filed as Exhibits 10.1 through 10.6 to this Form 8-K and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.1	Securities Purchase Agreement between Digital Angel Corporation and Imperium Master Fund, Ltd. dated February 6, 2007.

10.2	10.25% Senior Secured Debenture payable to Imperium Master Fund, Ltd. dated February 6, 2007.

10.3	Warrant to Purchase Common Stock issued to Imperium Master Fund, Ltd. dated February 6, 2007.

10.4
Securities Agreement between Digital Angel Corporation, Digital Angel Technology Corporation, OuterLink Corporation, DSD Holding A/S, Signature Industries Limited, Digital Angel International, Inc., Digital Angel Holdings, LLC, Imperium Advisers, LLC and Imperium Master Fund, Ltd. dated February 6, 2007.

10.5
Subsidiary Guarantee between Digital Angel Technology Corporation, OuterLink Corporation, DSD Holding A/S, Signature Industries Limited, Digital Angel International, Inc., Digital Angel Holdings, LLC and Imperium Advisers, LLC dated February 6, 2007.

10.6	Registration Rights Agreement between Digital Angel Corporation and Imperium Master Fund, Ltd. dated February 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
(Registrant)

Date: February 12, 2007	By: /s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement between Digital Angel Corporation and Imperium Master Fund, Ltd. dated February 6, 2007.

10.2	10.25% Senior Secured Debenture payable to Imperium Master Fund, Ltd. dated February 6, 2007.

10.3	Warrant to Purchase Common Stock issued to Imperium Master Fund, Ltd. dated February 6, 2007.

10.4
Securities Agreement between Digital Angel Corporation, Digital Angel Technology Corporation, OuterLink Corporation, DSD Holding A/S, Signature Industries Limited, Digital Angel International, Inc., Digital Angel Holdings, LLC, Imperium Advisers, LLC and Imperium Master Fund, Ltd. dated February 6, 2007.

10.5
Subsidiary Guarantee between Digital Angel Technology Corporation, OuterLink Corporation, DSD Holding A/S, Signature Industries Limited, Digital Angel International, Inc., Digital Angel Holdings, LLC and Imperium Advisers, LLC dated February 6, 2007.

10.6	Registration Rights Agreement between Digital Angel Corporation and Imperium Master Fund, Ltd. dated February 6, 2007.